Exhibit 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K/A into the Company's previously filed Registration Statement File Nos. 33-89442, 33-72066 and 33-93396.

/s/
ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 20, 1997